                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 June 24, 1997


                          Exigent International, Inc.
            (Exact name of registrant as specified in its charter)


        Delaware                     333-5753                   59-3379927
(State of incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

                     -------------------------------------

                                1225 Evans Road
                        Melbourne, Florida   32904-2314
                                (407) 952-7550
    (Address, zip code and telephone number of principal executive offices)

                   INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

     Exigent International, Inc. ("Exigent") and its wholly owned subsidiary, Software Technology, Inc. ("STI"), have adopted an incentive stock option plan for employees of STI selected by STI's President from time to time. The option entitles the employees to purchase up to 200,000 Common Shares of Exigent for a period of not more than three years from the date of grant of any option at not less than the fair market value of the underlying Common Shares (110% of fair market value if the optionee owns 10% or more of voting power of all classes) on the date of grant. The specific term and exercise price of any option (within the parameters described above) will be determined by the President of STI and set forth in each option agreement. The options are nontransferable. No employee may exercise options for stock with an aggregate fair market value in excess of $100,000 in any one year. A copy of the plan is attached as an exhibit to this report. Contemporaneously herewith, Exigent is filing Form S-8 to register the options and underlying shares.

Item 7.  Financial Statements and Exhibits.

     (c) The following document is furnished as an exhibit to this report:

Exhibit                                                                Page
Number    Description of Documents                                    Number
------    ------------------------                                    ------
   4      Incentive Stock Option Plan 2Q                                3



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Exigent International, Inc.



Date: June 23, 1997                 By: /s/ Don F. Riordan, Jr.
                                       -----------------------------------
                                       Don F. Riordan, Jr., Secretary